EXHIBIT 23.4

                              ACCOUNTANT'S CONSENT

To the Board of Directors
The A.D.S Group
Newton, Massachusetts

    We consent to the use of our reports relating to the combined financial statements of the A.D.S Group, included herein by, and to the reference to our firm under the heading "Experts" in The Multicare Companies, Inc. prospectus.

                                      /s/ Landa & Altsher, P.C.

Randolph, Massachusetts
September 25, 1996